SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2005
BRAND INTERMEDIATE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	333-102511-14 (Commission File Number)	13-3909682 (IRS Employment Identification No.)

15450 South Outer Highway 40, #270
Chesterfield, Missouri 63017
(Address of principal executive offices)

Registrant's telephone number, including area code 636-519-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Section 1 - Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

On May 19, 2005, Brand Services, Inc., a Delaware corporation ("Brand") entered into an Asset Purchase Agreement ("Purchase Agreement") to acquire the operating assets of the Aluma Systems group of companies of Toronto, Ontario, Canada ("Aluma"). A copy of the Asset Purchase Agreement is filed as Exhibit 2.1 hereto and is incorporated by reference herein. A copy of the press release issued by Brand announcing the acquisition is filed as Exhibit 99.1 hereto.

The purchase price of the acquisition is Canadian $255.0 million, subject to adjustment as described in the Purchase Agreement. Brand and Aluma have made customary representations, warranties and covenants in the Purchase Agreement. The completion of the Purchase Agreement is subject to the satisfaction of customary conditions, including regulatory approval.

The Purchase Agreement may be terminated by mutual agreement in writing executed by Aluma and Brand, and contains certain termination rights as described in the Purchase Agreement for both Aluma and Brand.

JPMorgan Partners has provided a commitment of $30 million of equity financing for the transaction and Credit Suisse and JPMorgan Chase Bank, N.A. have provided a commitment of $185 million of debt financing for the transaction. Copies of the commitment letters are attached as exhibit 99.2 and 99.3, respectively, and are incorporated by reference herein.

The foregoing descriptions of the Purchase Agreement and the commitment letters do not purport to be complete and are qualified in their entirety by reference to the complete text thereof.

Section 9 - Financial Statement and Exhibits.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

2.1 Asset Purchase Agreement dated May 19, 2005, between Aluma Enterprises Inc., Aluma Systems Canada, Inc., Aluma Systems Ontario LTD., Aluma Systems USA Inc., Aluma Systems International, Inc., Aluma International, Aluma RDC Inc., 55 Costa Road Inc., 1930653 Nova Scotia Limited, Chesborough Construction Limited and Brand Services, Inc.

        2.2 Amendment to Asset Purchase Agreement.
99.1 Press release issued by Brand Services, Inc., dated May 23, 2005.

99.2 Commitment Letter from JPMorgan Partners.

99.3 Commitment Letter from Credit Suisse and JPMorgan Chase Bank, N.A.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRAND INTERMEDIATE HOLDINGS, INC.

Date: May 24, 2005	By: /s/ Anthony A. Rabb
Anthony A. Rabb, Chief Financial Officer and
Vice President, Finance